UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHUY’S HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5717694
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1623 Toomey Road Austin, Texas	78704
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-176097

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The title of the class of securities of Chuy’s Holdings, Inc. (the “Registrant”) to be registered hereunder is common stock, par value $0.01 per share (the “Common Stock”). A description of the Common Stock is set forth in the Registration Statement on Form S-1 under the heading “Description of Capital Stock” (File No. 333-176097), as originally filed with the Securities and Exchange Commission on August 5, 2011, including exhibits, as well as any amendments to such Registration Statement, and any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, which description shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Jon W. Howie Chief Financial Officer

Date: July 17, 2012